EXHIBIT 10d.

*Confidential Treatment Requested

SECOND AMENDMENT TO
AMENDED AND RESTATED CO‑DEVELOPMENT AND CO‑PROMOTION AGREEMENT (APIXABAN)
THIS SECOND AMENDMENT (this “Amendment”) TO THAT CERTAIN AMENDED AND RESTATED CO‑DEVELOPMENT AND CO‑PROMOTION AGREEMENT (Apixaban), dated as of April 26, 2007, as amended and restated as of August 23, 2007, is made as of March 15, 2012 (the “Effective Date”) by and between BRISTOL‑MYERS SQUIBB COMPANY, a Delaware corporation headquartered at 345 Park Avenue, New York, New York 10154 (“BMS”), and PFIZER INC., a Delaware corporation having its principal place of business at 235 East 42nd Street, New York, New York 10017 (“COLLABORATOR”). BMS and COLLABORATOR are sometimes referred to herein individually as a “Party” and collectively as the “Parties.
RECITALS

WHEREAS, BMS and COLLABORATOR are Parties to that certain Amended and Restated Co-Development and Co-Promotion Agreement (Apixaban), dated as of April 26, 2007, as amended and restated as of August 23, 2007, and as amended by the First Amendment to the Amended and Restated Co-Development and Co-Promotion Agreement (Apixaban), dated as of December 2, 2010 (as so amended, the “Co-Development Agreement”, and capitalized terms used but not defined herein shall have the meanings set forth in the Co-Development Agreement), relating to the development and commercialization of Apixaban;

WHEREAS, pursuant to the Co-Development Agreement BMS in collaboration and cooperation with COLLABORATOR owns or otherwise controls certain patents, patent applications, technology, know-how and scientific and technical information relating to Apixaban;

WHEREAS, pursuant to the Co-Development Agreement (i) the development of Apixaban throughout the world is governed by a comprehensive, multi-year development plan and overseen by a Joint Development and Regulatory Committee established by COLLABORATOR and BMS, which is subject to the oversight of the Joint Executive Committee established by COLLABORATOR and BMS, and (ii) with respect to certain countries, the post-launch commercialization of any pharmaceutical product containing Apixaban is the responsibility of a Regional Operating Committee, which is subject to the oversight of a Joint Executive Committee;

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

WHEREAS, pursuant to the Co-Development Agreement, COLLABORATOR and BMS have agreed that certain countries may be designated as a country or countries in which only COLLABORATOR shall develop, obtain regulatory approval, promote and/or commercialize Apixaban;

WHEREAS, COLLABORATOR has extensive experience and expertise in the development and commercialization of pharmaceutical products, and desires to acquire exclusive rights and licenses (even as to BMS and its Affiliates) with respect to Apixaban in the Pfizer Exclusive Territory (as defined below) to develop and commercialize the Apixaban Product, subject to the terms and conditions hereof; and

WHEREAS, BMS currently does not maintain an operating presence in the Pfizer Exclusive Territory and desires to grant such rights and licenses to COLLABORATOR;

NOW, THEREFORE, in consideration of the mutual covenants and agreements provided herein, BMS and COLLABORATOR hereby agree as follows:

1.Amendments
(a)     Amendment of Section 1.1.

(i)    “Territory” shall be deleted in its entirety and replaced with the following:

“ “Territory” means the entire world, subject to the rights and licenses granted by BMS to COLLABORATOR pursuant to Article 3A and Section 10.2(bb) with respect to the Pfizer Exclusive Territory.”

(ii)    The following terms are hereby added to Section 1.1 in their appropriate alphabetical order:
“ “Amendment No. 2 Effective Date” means March 15, 2012.”
“ “Pfizer Exclusive Territory” means the countries listed on Exhibit T of this Agreement.”
“ “Pfizer Exclusive Territory Payment Period” means, with respect to the Pfizer Exclusive Territory, on a country-by-country and Product-by-Product basis the period beginning with Launch and ending upon the expiration or termination of this Agreement.”

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

“ “Pfizer Exclusive Territory Manufacturing Costs” means Manufacturing Costs as defined in this Agreement. For the avoidance of doubt, Pfizer Exclusive Territory Manufacturing Costs shall be equal in all respects to the Manufacturing Costs as determined pursuant to this Agreement in respect of the countries that are co-Development and Co-Promote countries.”
“ “Pfizer Exclusive Territory Quality Agreement” means the agreement, to be entered into between COLLABORATOR and BMS as soon as practicable subsequent to the Amendment No. 2 Effective Date and dated as of the date of such execution with respect to the quality of the Apixaban Product supplied to COLLABORATOR in the Pfizer Exclusive Territory, as such agreement may be amended from time to time by mutual Party Written Consent.”

“ “Pfizer Exclusive Territory Supply Agreement” means the agreement, to be entered into between COLLABORATOR and BMS as soon as practicable subsequent to the Amendment No. 2 Effective Date and dated as of the date of such execution with respect to the manufacture and supply of the Apixaban Product to COLLABORATOR in the Pfizer Exclusive Territory, as such agreement may be amended from time to time by mutual Party Written Consent.”

(b)    New Article 3A. The following Article 3A is hereby added to the Agreement after Article 3 and before Article 4:

“Article 3A Development and Commercialization of Apixaban Product in the Pfizer Exclusive Territory.

3A.1    Diligence.
Commencing on the Amendment No. 2 Effective Date COLLABORATOR shall have sole authority and responsibility, including (subject to the terms of this Article 3A) any final-decision making authority with respect thereto and as set forth in Section 4.1(b) and Section 4.6(d), to Develop, to seek and to maintain Regulatory Approval for and to Commercialize the Apixaban Product in the Pfizer Exclusive Territory, and COLLABORATOR shall bear all costs and expenses for such Development, Regulatory Approval and Commercialization of the Apixaban Product in the Pfizer Exclusive Territory; provided that, in the event any Development activity or any activity that Pfizer conducts in any country in the Pfizer Exclusive Territory for the purpose of obtaining Regulatory Approval in the Pfizer Exclusive Territory subsequently is determined by mutual Party Written Consent to be necessary for or useful by either Party in any country in the Territory, then the Parties may determine by mutual Party Written Consent that any costs and

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

expenses with respect to such activity in the Pfizer Exclusive Territory shall be shared by the Parties in accordance with Section 3.4 of this Agreement. Subsequent to COLLABORATOR’s Launch of the Apixaban Product in a country in the Pfizer Exclusive Territory and provided that BMS is supplying the Apixaban Product to COLLABORATOR as agreed in the Pfizer Exclusive Territory Supply Agreement and the Pfizer Exclusive Territory Quality Agreement, COLLABORATOR will use Commercially Reasonable Efforts to ensure continued distribution and commercial availability of the Apixaban Product in such country. For the avoidance of doubt, any matters set forth in this Article 3A and Section 5.6A with respect to the Pfizer Exclusive Territory shall not be subject to the dispute resolution process set forth in Article 13 except as specifically set forth in each such Article 3A and Section 5.6A.

3A.2    COLLABORATOR Development Plan. (a) Commencing on the Amendment No. 2 Effective Date COLLABORATOR shall have the sole and exclusive right and responsibility, including the sole responsibility for all costs and expenses incurred, to prepare and implement a development plan for the Apixaban Product in the Pfizer Exclusive Territory (any such plan, a “Pfizer Exclusive Territory Development Plan”). All decisions with respect to the creation, modification and implementation of a Pfizer Exclusive Territory Development Plan shall be made solely by COLLABORATOR; provided, that such Pfizer Exclusive Territory Development Plan shall be consistent in all material respects with the Development activities, but not the budget plan, set forth in each then-current Long-Term Development Plan, Annual Development Plan and Budget or Core Data Sheet, and COLLABORATOR shall provide any initial Pfizer Exclusive Territory Development Plan and any updates to such plan to the JDC for review.
(b)    Disputes with respect to Development activities conducted by COLLABORATOR in the Pfizer Exclusive Territory shall be resolved as follows:
(i)In the event of any dispute between the Parties as to whether a particular Development activity in the Pfizer Exclusive Territory is consistent in all material respects with Development activities, but not the budget plan, set forth in the then-current Long-Term Development Plan, Annual Development Plan and Budget or Core Data Sheet then such dispute shall be considered an Expert Matter and shall be decided by the JDC by Joint Committee Consent. In the event that the dispute is not resolved by the JDC, then it shall, at the election of either Party, be referred to the JEC for resolution. In the event of a disagreement between the designees of BMS and

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

COLLABORATOR on the JEC as to resolution of the dispute, such dispute shall, at the election of either Party, be referred for resolution pursuant to Section 13.1, and failing resolution of the dispute, such dispute shall be determined by an Expert pursuant to Section 13.2; and
(ii)In the event of a dispute between the Parties as to whether COLLABORATOR can conduct a particular Development activity in the Pfizer Exclusive Territory that either (x) COLLABORATOR in its sole discretion or (y) an Expert pursuant to clause (i) above, has determined to be inconsistent in a material respect with the then-current Long-Term Development Plan, the Annual Development Plan and Budget or the Core Data Sheet, such matter shall be decided by the JDC by Joint Committee Consent. In the event that the dispute is not resolved by the JDC, then it shall, at the election of either Party, be referred to the JEC for resolution. In the event of a disagreement between the designees of BMS and COLLABORATOR on the JEC as to resolution of the dispute, [*].
For clarity, no Development activities may occur in the Pfizer Exclusive Territory unless they are included in the Pfizer Exclusive Territory Development Plan that has been shared with the JDC at any regularly scheduled or ad hoc JDC meeting after which the JDC has been given sixty (60) days to review such Pfizer Exclusive Territory Development Plan.
3A.3    Regulatory Affairs.
(a)    Commencing on the Amendment No. 2 Effective Date, COLLABORATOR shall have the sole and exclusive right to determine and to develop all regulatory plans and strategies and will be solely responsible for and have final decision-making authority with respect to the day-to-day implementation of all regulatory activities and all costs and expenses required to obtain Regulatory Approval of an Apixaban Product in the Pfizer Exclusive Territory, which such activities shall include (i) subject to clause 3A.3(c) below, preparing, seeking, submitting and maintaining all regulatory filings and Regulatory Approvals for all Apixaban Products in each country in the Pfizer Exclusive Territory, including but not limited to, (x) serving the roles of Lead Regulatory Party, Medical Affairs Lead for Regulatory Matters and MAH in each country in the Pfizer Exclusive Territory, subject to clause 3A.3(c) below, (y) preparing all reports necessary as part of a regulatory filing or Regulatory Approval in each country in the Pfizer Exclusive Territory and (z) carrying out any work or studies that are required, requested or

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

advised by a Regulatory Authority in the Pfizer Exclusive Territory to be performed following the receipt of Regulatory Approval, (ii) preparing for and attending all pricing and reimbursement approval proceedings and regulatory discussions relating to such pricing and reimbursement proceedings in the Pfizer Exclusive Territory; provided, that (A) such regulatory plans and strategies shall be consistent in all material respects with the regulatory plans and strategies, but not the budget plan, set forth in each then-current Approved Plan and/or the Core Data Sheet, (B) the local labeling for the finished Product, including issues such as whether the label for the finished Product should contain a contraindication or warning with respect to a particular risk or whether any warning in such label should be a boxed warning, shall be consistent in all material respects with the Core Data Sheet; and (C) the Specifications (including methods of testing) for the finished Product (or API) to be used in any given country in the Pfizer Exclusive Territory shall be consistent in all material respects with the Specifications (including methods of testing) for the finished Product (or the active pharmaceutical ingredient) that have been approved by a Regulatory Authority in the U.S. or the EU.
(b)    In the event that COLLABORATOR determines in its sole discretion that its plans or strategies are not consistent in a material respect with the activities or strategies set forth in the then-current Approved Plans and/or Core Data Sheet and/or Specifications (pursuant to clause 3A.3(a)(C) above), COLLABORATOR shall communicate its plans and strategies to the JDC for review.
Disputes with respect to regulatory activities conducted by COLLABORATOR in the Pfizer Exclusive Territory shall be resolved as follows:
(i)In the event of any dispute between the Parties as to whether a particular regulatory activity conducted or proposed in the Pfizer Exclusive Territory is consistent in all material respects with the regulatory plans and strategies, but not the budget plan, set forth in the then-current Approved Plans and/or Core Data Sheet and/or Specifications (pursuant to clause 3A.3(a)(C) above), then such dispute shall be considered an Expert Matter and shall be decided by the JDC by Joint Committee Consent. In the event that the dispute is not resolved by the JDC, then it shall, at the election of either Party, be referred to the JEC for resolution. In the event of a disagreement between the designees of BMS and COLLABORATOR on the JEC as to resolution of the dispute, such dispute shall, at the election of either Party, be referred for resolution pursuant to Section 13.1, and failing resolution of the dispute, such

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

dispute shall be determined by an Expert pursuant to Section 13.2; and
(ii)In the event of a dispute between the Parties as to whether COLLABORATOR can conduct a particular regulatory activity in the Pfizer Exclusive Territory that either (x) COLLABORATOR in its sole discretion or (y) an Expert pursuant to clause (i) above, has determined to be inconsistent in a material respect with the regulatory plans and strategies, but not the budget plan, set forth in the then-current Approved Plans and/or Core Data Sheet and/or Specifications (pursuant to clause 3A.3(a)(C) above), such matter shall be decided by the JDC by Joint Committee Consent. In the event that the dispute is not resolved by the JDC, then it shall, at the election of either Party, be referred to the JEC for resolution. In the event of a disagreement between the designees of BMS and COLLABORATOR on the JEC as to resolution of the dispute, then COLLABORATOR shall have final-decision making authority with respect to the conduct of such activity, unless such dispute relates to clause 3A.3(a)(B) or 3A.3(a)(C), [*].
The Parties agree that any material correspondence from a Regulatory Authority that indicates a material issue relating to the Apixaban Product, or approval or rejection of an Apixaban Product or notification thereof, shall be subject to the reporting requirements set forth in Section 3.2(d).
(c)     In the event that a country in the Pfizer Exclusive Territory becomes subject to the regulatory regime of the EMEA, then the terms and provisions of clauses (a) and (b) above shall still apply and, unless otherwise agreed by the Parties, the European Entity would thereafter become the MAH with respect to such country.
(d)    The Parties shall take all actions, including executing appropriate, mutually acceptable agreements and providing necessary data and information regarding the Apixaban Product, as may be reasonably necessary under Applicable Law or desirable to permit COLLABORATOR to perform its rights under the foregoing subclause 3A.3(a) and its right to Commercialize the Apixaban Product in the Pfizer Exclusive Territory, including but not limited to, the provision to COLLABORATOR by BMS of all (i) safety, pharmacovigilance and CMC data (subject to the terms and conditions of, and processes set forth in, the Safety Data Exchange Agreement between the Parties), (ii) relevant medical information, (iii) data and information from any investigator-initiated research, and (iv) information

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

from any current compassionate use programs, each to be provided as soon as practicable after the Amendment No. 2 Effective Date and in any event within sixty (60) days of any written request by COLLABORATOR to BMS. Upon request by COLLABORATOR, and to the extent not already completed, BMS shall provide reasonable technical training at BMS’s facilities to a reasonable number of COLLABORATOR personnel with respect to navigation and usage of the Secure Information Exchange and the Joint Platform at least sixty (60) days prior to the first Launch of the Apixaban Product in the Pfizer Exclusive Territory and shall provide access to and rights to use such platform to COLLABORATOR as reasonably necessary in order for COLLABORATOR to perform its obligations and exercise its rights under this Agreement, including any obligations to answer queries from a Regulatory Authority or conduct biostatistical analyses.
3A.4    Regulatory Exclusivity. COLLABORATOR shall have the sole and exclusive right to apply for and secure exclusivity rights for the Apixaban Product that may be available under the Applicable Law of any of the countries in the Pfizer Exclusive Territory, including any data or market exclusivity periods such as those periods under national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 (including any pediatric exclusivity extensions or other forms of regulatory exclusivity that may be available), and all international equivalents; provided that such activities are submitted to and reviewed by the Intellectual Property Operating Committee to ensure consistency with, and no adverse material impact on, such activities with respect to the Territory other than the Pfizer Exclusive Territory. BMS shall use Commercially Reasonable Efforts to cooperate with COLLABORATOR and to take such reasonable actions to assist COLLABORATOR, in obtaining such exclusivity rights in each country, as COLLABORATOR may reasonably request from time to time.
3A.5    Commercialization/Pricing.
(a)    Commencing on the Amendment No. 2 Effective Date, subject to terms of this Section 3A.5, COLLABORATOR shall have sole and exclusive right and shall have final-decision making authority pursuant to Section 4.1(b) and Section 4.6(d), with respect to the Commercialization and the determination of pricing, discounts and other terms of sale for all Apixaban Products in the Pfizer Exclusive Territory including, but not limited to, the preparation and implementation of any pre-launch and annual commercialization budget and plan and the securing of approval from the relevant Regulatory Authority with respect to any advertising and promotional material relating to an Apixaban Product; provided that COLLABORATOR shall ensure that (i) Product positioning and messaging is consistent in all material respects with the JCC

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

approved applicable Territory positioning and messaging; (ii) pricing terms of the Apixaban Products in the Pfizer Exclusive Territory shall be consistent in all material respects with any global pricing strategy agreed between COLLABORATOR and BMS; and (iii) the general packaging design for Commercialization of the finished Product for the use in the Pfizer Exclusive Territory shall be consistent in all material respects with the Artwork Template.
In the event that COLLABORATOR determines in its sole discretion that its Commercialization strategy or plan, solely with respect to the factors set forth in subclauses (i) through (iii) of the proviso above, is inconsistent in a material respect, except for the budget, with the then-current Long-Term Commercialization Plan, the Annual Commercialization Plan and Budget or the Core Data Sheet, as applicable, COLLABORATOR shall communicate its plans and strategies to the JCC for review.
(b)    Disputes with respect to COLLABORATOR’s Commercialization strategy or plan, solely with respect to the factors set forth in subclauses (i) through (iii) of the proviso in clause 3A.5(a) above, conducted by COLLABORATOR in the Pfizer Exclusive Territory shall be resolved as follows:
(i)    In the event of any dispute between the Parties as to whether a particular Commercialization strategy or plan, solely with respect to the factors set forth in subclauses (i) through (iii) of the proviso above, is consistent in all material respects with the then-current Long-Term Commercialization Plan, the Annual Commercialization Plan and Budget or the Core Data Sheet, then such dispute shall be considered an Expert Matter and shall be decided by the JCC by Joint Committee Consent. In the event that the dispute is not resolved by the JCC, then it shall, at the election of either Party, be referred to the JEC for resolution. In the event of a disagreement between the designees of BMS and COLLABORATOR on the JEC as to resolution of the dispute, such dispute shall, at the election of either Party, be referred for resolution pursuant to Section 13.1, and failing resolution of the dispute, such dispute shall be determined by an Expert pursuant to Section 13.2; and
(ii)    In the event of any dispute between the Parties as to whether COLLABORATOR can conduct a particular Commercialization plan or strategy that either (x) COLLABORATOR in its sole discretion or (y) an Expert pursuant to clause (i) above, has

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

determined to be inconsistent in a material respect with solely the factors set forth in subclauses (i) through (iii) of the proviso in 3A.5(a) above of the then-current Long-Term Commercialization Plan, Annual Commercialization Plan and Budget or Core Data Sheet, such matter shall be decided by the applicable ROC by Joint Committee Consent. In the event that the dispute is not resolved by the applicable ROC, then it shall, at the election of either Party, be referred to the JCC for resolution. In the event that the dispute is not resolved by the JCC, then it shall, at the election of either Party, be referred to the JEC for resolution. In the event of a disagreement between the designees of BMS and COLLABORATOR on the JEC as to resolution of the dispute, [*].
(c)     In the event that a country in the Pfizer Exclusive Territory is or becomes eligible to participate in the EU trade zone on terms substantially the same as those of a member of the EU in the Territory, then, notwithstanding clause 3A.5(a) above, the determination of pricing and discounts for all Apixaban Product in such country shall be subject to the review and approval of the Eastern Europe ROC and the EU ROC. If the Eastern Europe ROC and the EU ROC are unable to resolve such dispute then it shall be referred to the JEC for resolution; [*] Notwithstanding the foregoing, in such event, COLLABORATOR will maintain sole responsibility for Commercialization of the Apixaban Product in such country, subject to the limitation set forth in this clause 3A.5(c). For clarity, the determination of pricing and discounts for the Apixaban Product pursuant to this Section 3A.5(c) shall not be considered an Expert Matter.
(d)    COLLABORATOR shall have the sole and exclusive authority to determine on a country-by-country and on an Apixaban Product-by-Apixaban Product basis whether or not to Launch an Apixaban Product in each country in the Pfizer Exclusive Territory and, subject to COLLABORATOR’s obligation set forth in Section 3A.1 to use Commercially Reasonable Efforts to ensure continued distribution and commercial availability of the Apixaban Product in such country, whether or not to continue to Commercialize an Apixaban Product in any country in the Pfizer Exclusive Territory after Launch of an Apixaban Product. COLLABORATOR shall be solely responsible for all expenses incurred in connection with the Commercialization of the Apixaban Product in the Pfizer Exclusive Territory. Notwithstanding Section 5.12(b) hereof, COLLABORATOR shall have the exclusive right to book and record under GAAP all sales of the Apixaban Product in the Pfizer Exclusive Territory.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

3A.6    Trademarks. Initially, and unless otherwise agreed by the applicable ROC, COLLABORATOR shall Commercialize the Apixaban Product in each country in the Pfizer Exclusive Territory under the trademark ELIQUIS™. All Product Trademarks filed in the Pfizer Exclusive Territory shall be owned by BMS and BMS shall prosecute and maintain the Product Trademarks and all registrations therefore, including the payment of any and all maintenance fees and renewals relating thereto, for the Term of this Agreement. COLLABORATOR shall cooperate with BMS, and shall execute any documents required by BMS to assist BMS, in the prosecution, registration, enforcement, or maintenance of any Product Trademark or recordal of COLLABORATOR as a registered user of BMS. BMS, at COLLABORATOR’s reasonable request, shall file and prosecute new trademark applications and maintain trademark registrations relating to the use or bona-fide proposed use by COLLABORATOR of any of the Product Trademarks in connection with the Apixaban Products in the Pfizer Exclusive Territory.”
(c)    The following Section 5.6A is hereby added to the Agreement after Section 5.6 and before Section 5.7:

“5.6A    Payments for Apixaban Product in the Pfizer Exclusive Territory.
(a)    Payments.
(i)    During the Pfizer Exclusive Territory Payment Period, COLLABORATOR shall pay BMS (and its Affiliates as applicable) total compensation with respect to sales of the Apixaban Product calculated each PFIZER Quarter equal to [*].
(ii)    Except as otherwise set forth in the Pfizer Exclusive Territory Supply Agreement, COLLABORATOR shall make such payments to BMS with respect to each PFIZER Quarter within [*] after the end of such PFIZER Quarter, and each payment shall be accompanied by a report identifying the Apixaban Product, each applicable country, Net Sales of Apixaban Product for each such country and the amount payable to BMS, as well as the computation thereof. Said reports shall be kept confidential by BMS and not disclosed to any Third Party, other than BMS’s accountants which shall be obligated to keep such information confidential, and such information and reports shall only be used for purposes of this Agreement. Any payment required under this Section 5.6A to be made to BMS shall be made to an Affiliate of BMS if designated in writing by BMS as the appropriate recipient of such payment; provided, that payment to such Affiliate shall not require COLLABORATOR to incur any costs, including

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

any taxes required by Applicable Law, in excess of reasonable costs and expenses required for payment to BMS.
(b)    Method of payments. Each payment hereunder shall be made by electronic transfer in immediately available funds via either a bank wire transfer, an ACH (automated clearing house) mechanism, or any other means of electronic funds transfer, at COLLABORATOR’s election, to such bank account as BMS shall designate in writing to COLLABORATOR.
(c)    Inspection of records/Audit. COLLABORATOR shall, and shall cause its Affiliates and sublicensees to, keep accurate books and records with respect to Net Sales of the Apixaban Product and amounts payable hereunder to BMS for each such Apixaban Product. COLLABORATOR shall permit BMS, by independent certified public accountants employed by BMS and reasonably acceptable to COLLABORATOR, to examine such books and records at any reasonable time, upon reasonable notice, but not later than two (2) years following the rendering of the corresponding reports pursuant to this Section 5.6A. The foregoing right of examination may be exercised only once during each twelve (12)-month period of the Pfizer Exclusive Territory Payment Period. COLLABORATOR may require such accountants to enter into a reasonably acceptable confidentiality agreement, and in no event shall such accountants disclose to BMS any information, other than such as relates to the accuracy of the corresponding reports. The opinion of said independent accountants regarding such reports and related payments shall be binding on the parties, other than in the case of manifest error. BMS shall bear the cost of any such examination and review; provided that if the examination shows an underpayment of more than ten percent (10%) of the amount due for the applicable period, then COLLABORATOR shall promptly reimburse BMS for all costs incurred in connection with such examination. COLLABORATOR shall promptly pay to BMS the amount of any underpayment of royalties revealed by an examination. Any overpayment of royalties by COLLABORATOR revealed by an examination shall be fully-creditable against future payments under this Section 5.6A.
Upon the expiration of the [*] period following the rendering of a report pursuant to this Section 5.6A, such report shall be binding on the Parties, and COLLABORATOR and its Affiliates shall be released from any liability or accountability with respect to payments for the period covered by such report.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(d)    The Parties recognize that in certain territories, and in particular in free trade regions, customers or other Third Parties may import Apixaban Product(s) purchased in one country for commercial sale or use in another. If BMS asks the JEC to determine whether Apixaban Products purchased in the Pfizer Exclusive Territory are being imported into the countries outside the Pfizer Exclusive Territory for such purpose, the JEC shall determine the level that such importation is occurring using data obtained from a source reasonably acceptable to the Parties. If such importation is at a material level then the JEC shall establish an equitable mechanism to adjust the compensation of the Parties hereunder to offset the economic effect, if any, of such cross‑border transfers. If the JEC cannot agree whether such importation has exceeded such threshold or upon an appropriate adjustment if such threshold has been exceeded, then, at the election of either Party, such dispute shall be resolved by an Expert as set forth in Section 13.2(b) following compliance with Section 13.1.”
(d)     The following Section 6.4 is hereby added to the Agreement:

“6.4. Manufacture and Supply of Apixaban Product for the Pfizer Exclusive Territory. Initially, the Apixaban Product shall be supplied to COLLABORATOR by BMS for the Pfizer Exclusive Territory for commercial and regulatory use at the Pfizer Exclusive Territory Manufacturing Costs and under such terms and conditions solely as set forth in the Pfizer Exclusive Territory Supply Agreement; provided, that COLLABORATOR and BMS may agree by mutual Party Written Consent to modify the terms and conditions under which the Apixaban Product is manufactured and supplied for the Pfizer Exclusive Territory; provided further that, solely with respect to the Pfizer Exclusive Territory, in the event of a conflict between the terms of the Pfizer Exclusive Territory Supply Agreement and the terms of this Agreement, including the terms of any exhibit or schedule attached hereto, the terms of the Pfizer Exclusive Territory Supply Agreement shall prevail. Further, the terms and conditions with respect to all quality issues relating to the Apixaban Product for the Pfizer Exclusive Territory shall be set forth in the Pfizer Exclusive Territory Quality Agreement; provided, that COLLABORATOR and BMS may agree by mutual Party Written Consent to modify the terms and conditions of the Pfizer Exclusive Territory Quality Agreement; provided further that, solely with respect to the Pfizer Exclusive Territory, in the event of a conflict between the terms of the Pfizer Exclusive Territory Quality Agreement and the terms of this Agreement, including the terms of any exhibit or schedule attached hereto, the terms of the Pfizer Exclusive Territory Quality Agreement shall prevail.”

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(e)    The following Section 10.2(bb) of the Agreement is hereby added to the Agreement:
“(bb)    Development and Commercialization of Apixaban Products in the Pfizer Exclusive Territory;. Subject to the terms and conditions of this Agreement, BMS, on behalf of itself and its Affiliates, hereby grants to COLLABORATOR (i) an exclusive license (even as to BMS and its Affiliates), including the right to sublicense (subject to the terms and conditions of Section 10.4), under the BMS Patents and BMS’s interest in the Joint Collaboration Technology to make, have made, use, sell, offer for sale, supply, cause to be supplied, and import Apixaban Products in the Pfizer Exclusive Territory, and (ii) an exclusive license (even as to BMS and its Affiliates), including the right to sublicense (subject to the terms and conditions of Section 10.4), to use BMS’s interest in the Joint Collaboration Technology and BMS Confidential Information in connection with the manufacture, use, sale, offer for sale, supply and importation of Apixaban Products in the Pfizer Exclusive Territory, and (iii) an exclusive license (even as to BMS and its Affiliates), including the right to sublicense (subject to the terms and conditions of Section 10.4) to the Product Trademarks in connection with the packaging, sale, marketing, advertising, disposition and distribution of Apixaban Product in the Pfizer Exclusive Territory, in each case solely to Develop, obtain Regulatory Approval for, promote and otherwise Commercialize Apixaban Products in the Pfizer Exclusive Territory in accordance with provisions of Article 3A and to conduct Medical Education Activities in connection therewith in accordance with the provisions of Article 3A.”

(f)    Section 12.1(b) of the Agreement is hereby amended to read in its entirety as follows:

“(b)    [*] Losses, including any Product Liability Losses and Losses from claims of infringement of Third Party Patents, in connection with any Claim brought against either Party (or any other Indemnitee) by a Third Party to the extent resulting from the manufacture, use, handling, storage, sale or other disposition of any Product in the Territory (which, for the avoidance of doubt, shall exclude every country in the Pfizer Exclusive Territory), excluding any Losses (A) relating to the Commercialization by COLLABORATOR of Apixaban Products in the Pfizer Exclusive Territory, in which case COLLABORATOR shall bear [*] of such Losses, (B) relating to the manufacturing, supply, and/or quality of Apixaban Products manufactured and supplied by BMS or its Affiliates in the Pfizer Exclusive Territory, including any issues with respect to quality of such Apixaban Products, in which case BMS shall bear [*] of such Losses or (C)

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

with respect to which a Party has an obligation of indemnity under Sections 4.14(l), 5.5(b), 9.8(d), 9.9(d) and 12.1(a). With respect to any such Claim, the Parties shall coordinate in good faith to determine which Party shall exercise the rights of the Indemnifying Party (as set forth in Section 12.2) with respect to such Claim.”

(g) Section 13.2(b) of the Agreement is hereby amended to include a new clause (xii) at the end thereof that shall read in its entirety as follows:

“(xii) resolution of any matter in dispute that is reserved for an Expert as specified in Article 3A and Section 5.6A.”

2.Amendment of the Exhibits. The Co-Development Agreement is hereby amended to include Attachment A to this Amendment (Pfizer Exclusive Territory) as Exhibit T of the Co-Development Agreement.

3.Amendment of SDEA. The Parties shall undertake, as soon as practicable subsequent to the Amendment No. 2 Effective Date but no later than ninety (90) days thereafter, to amend that certain Safety Data Exchange Agreement, dated as of May 11, 2010 and amended as of May 31, 2011, to give effect to the grant of rights and licenses to COLLABORATOR in the Pfizer 2015 Exclusive Territory as set forth in this Amendment and to provide for the effective exchange of safety data information as a result of the grant of such rights and licenses, it being understood that from and after the Transition Date in a given country, Pfizer will be responsible for local pharmacovigilance activities in such country.

4.Execution of the Pfizer Exclusive Territory Supply Agreement and the Pfizer Exclusive Territory Quality Agreement. The Parties shall use Commercially Reasonable Efforts to execute the Pfizer Exclusive Territory Supply Agreement and the Pfizer Exclusive Territory Quality Agreement within sixty (60) days subsequent to the Effective Date of this Amendment.

5.Effectiveness. This Amendment shall become effective on the Effective Date.

6.Scope. The Co-Development Agreement shall by amended by this Amendment solely with respect to those countries set forth in Attachment A hereto.

7.No Other Amendments. Except as expressly amended hereby, all of the terms and conditions of the Co-Development Agreement shall remain in full force and effect.

8.Construction. In the event of a conflict between the terms of this Amendment and the terms of the Co-Development Agreement or the terms of any exhibit to this Amendment, the terms of this Amendment shall prevail.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

9.Mutual Representations and Warranties. Each Party represents and warrants to the other as of the date hereof that:
(a)    Corporate Power. It is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and has full corporate power and authority to enter into this Amendment and to carry out the provisions hereof.
(b)    Due Authorization. It is duly authorized to execute and deliver this Amendment and to perform its obligations hereunder, and the person executing this Amendment on its behalf has been duly authorized to do so by all requisite corporate action.
(c)    Binding Agreement. This Amendment is legally binding upon it and enforceable against it in accordance with its terms. Subject to the compliance by such Party with its obligations under the agreements listed or referred to in Section 2.12 of the Agreement (and, in the case of BMS, also with respect to the Corporate Integrity Agreement executed by it as of September 28, 2007 with the Office of Inspector General of the Department of Health and Human Services), the execution, delivery and performance of this Amendment by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

10.Headings. The headings used in this Amendment have been inserted for convenience of reference only and do not define or limit the provisions hereof.

11.Counterparts; Facsimile, PDF Signatures. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. This Amendment may be executed by facsimile or pdf signatures and such signatures shall be deemed to bind each Party as if they were original signatures.

12.Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE, OTHER THAN SECTION 5‑1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
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[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

In Witness Whereof, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written.

BRISTOL‑MYERS SQUIBB COMPANY			PFIZER INC.
By:		/s/ Graham R. Brazier	By:		/s/ Oliver Brandicourt
	Name:	Graham R. Brazier		Name:	Olivier Brandicourt
	Title:	Vice President, Strategic Transactions Group		Title:	President, Primary Care

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

ATTACHMENT A

EXHIBIT T TO THE CO-DEVELOPMENT AGREEMENT

PFIZER EXCLUSIVE TERRITORY

[*]

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.